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                                                                    EXHIBIT 99.1


                          [VINSON & ELKINS LETTERHEAD]



                               September 28, 2001


Ocean Energy, Inc.
1001 Fannin, Suite 1600
Houston, Texas 77002


Ladies and Gentlemen:

      We have acted as counsel for Ocean Energy Inc., a Delaware corporation (the "Company") and Ocean Energy, Inc., a Louisiana corporation (the "Guarantor") in connection with the sale by the Company pursuant to an Underwriting Agreement, dated September 25, 2001, among the Company, the Guarantor and the underwriters named therein, of $350,000,000 aggregate principal amount of the Company's 7 1/4% Senior Notes due 2011 (the "Notes"), which will be guaranteed ("Guarantee") by the Guarantor and issued pursuant to a Senior Indenture, to be dated as of September 28, 2001 (the "Indenture"), between the Company, the Guarantor and The Bank of New York, as Trustee (the "Trustee"). The Notes have been registered under the Company's Registration Statement on Form S-3 (File No. 333-67136).

      In reaching the opinions set forth in this letter, we have reviewed originals or copies of:

            A.    the form of Indenture;

            B. a form of the officers' certificate establishing the terms of the Notes, including the form of global security representing the Notes;

            C. corporate proceedings of the Company and the Guarantor relating to the authorization of the Indenture, and the authorization and issuance of the Notes and other matters, all as set forth in the minute books or other records of the Company and the Guarantor, as applicable; and

            D. such other agreements, certificates of public officials, certificates of the Company and the Guarantor, certificates of other persons, records, documents, and matters of law as we deemed relevant.
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Ocean Energy, Inc.
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September 28, 2001


      As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

      In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; and
(vi) the Indenture, the officers' certificate establishing the terms of the Notes and the global security representing the Notes will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us.

      Based on the foregoing, we are of the opinion that:

      1. When the Indenture has been duly executed and delivered by all of the parties thereto, the officers' certificate establishing the terms of the Notes has been duly executed, and the Notes and the related Guarantee, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the Notes and the related Guarantee will be legally issued and will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their terms and will be entitled to the benefits of the Indenture and the Guarantee contained therein, except to the extent that the enforceability of any document, instrument or the Notes or Guarantee may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

      The foregoing opinions are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the Business Corporation Law of the State of Louisiana and the laws of New York and the federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,

                                          Vinson & Elkins L.L.P.